EXHIBIT 10.2

FLAGSTAR BANCORP, INC.

Executive Long-Term Incentive Program Award Agreement

This Award Agreement (this "Agreement") is made effective October 22, 2015 (the "Grant Date"), by and between Flagstar Bancorp, Inc., a Michigan corporation (the "Company"), and _______________ (the "Executive"). Capitalized terms that are used in this Agreement but not defined herein shall have the meanings given to them in the Plan.

WHEREAS, the Company has adopted the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan (the "Plan"), subject to approval by the Company’s shareholders at the Company’s 2016 annual meeting of shareholders; and

WHEREAS, the Company has implemented the Flagstar Bancorp, Inc. Executive Long-Term Incentive Program subject to the terms and conditions provided herein (the "Program"); and

WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has recommended that the Board select the Executive to receive an award of Restricted Stock Units ("RSUs") under the Program, and the Board has approved that recommendation.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

Section 1.Award of RSUs. The Company hereby awards to the Executive, as of the Grant Date, ____________ shares of RSUs under the Plan, on the terms and conditions set forth in this Agreement and the Plan, and subject to approval of the Plan by the Company’s shareholders at the Company’s 2016 annual meeting of shareholders. Each RSU represents the right to receive one share of Stock. The Executive shall have no voting or other rights with respect to shares of Stock that are represented by the RSUs. If the Company’s shareholders do not approve the Plan and the authorized shares thereunder at the Company’s 2016 annual meeting of shareholders, this Agreement shall be null and void and the RSUs shall be forfeited; provided, however, that the Company shall use its reasonable best efforts to cause the Plan to be approved.

Section 2.Performance Hurdle Vesting. The "Performance Hurdle" will be attained if, for any period of one-hundred twenty (120) consecutive calendar days, the volume-weighted average price per share of the Stock over such period is $28.00 or more. The last calendar day of the one-hundred twenty (120) day period will be the "Performance Hurdle Date," on which date the Awards will vest. To vest in any RSUs under this Agreement, the Executive must be employed by the Company or an Affiliate on the Performance Hurdle Date, except in the event of (i) the Executive’s death or Disability, or (ii) a Change in Control (as defined below), in which case the Executive must be employed by the Company or an Affiliate until the occurrence of the applicable event described in clause (i) or (ii). Section 5 shall govern upon the occurrence of an event described in clause (i) or (ii) of the preceding sentence. In the event that the Performance Hurdle is not attained on or before the tenth anniversary of the Grant Date, any unvested RSUs shall be forfeited.

Section 3.Termination for Cause. If the Executive’s employment with the Company is terminated for Cause, whether prior to or after the Performance Hurdle Date, the Executive will forfeit all unvested RSUs as well as any RSUs that had vested but were not yet paid out pursuant to Section 2 or Section 4. For purposes of this Agreement, "Cause" shall mean the Executive’s (i) engaging in willful or gross misconduct or willful or gross neglect of duties, (ii) repeatedly and willfully failing to adhere to the directions of the Board or the written policies and practices of the Company or an Affiliate, (iii) commission of or plea of nolo contendere to a felony, a crime of moral turpitude, or any crime involving the Company or an Affiliate that causes damage to the property or business of the Company or an Affiliate, (iv) fraud, misappropriation, dishonesty, or embezzlement in each case which causes damage to the property or business of the Company or an Affiliate, (v) material breach of the Executive’s employment agreement (if any) with the Company or an Affiliate (other than a termination of employment by the Executive), (vi) loss of any license or registration that is necessary for the Executive to perform his duties for the Company or an Affiliate, or (vii) unlawful act that causes damage to the property or business of the Company or an Affiliate, all as determined in the sole discretion of the Committee. Before the Committee determines that "Cause" has occurred under clause (i), (ii), (v), or (vii) above, the Committee will provide to the Executive in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, and afford the Executive a reasonable opportunity to remedy any such breach, action or inaction, if such breach action or inaction, is capable of being remedied. In addition, an Executive’s termination of employment or service will be deemed to have terminated for Cause if, within twelve (12) months after the Executive’s employment or service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Agreement, no act or failure to act on the Executive’s part will be considered "willful" unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company or an Affiliate will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company or an Affiliate.

Section 4.Vesting; Quality Review and Payment; Retirement.

(a)
On or as soon as practicable following the Performance Hurdle Date, the Compensation Committee or a duly authorized committee that satisfies the requirements of Code Section 162(m) shall certify that the Performance Hurdle has been attained. If so certified, the RSUs shall vest in full on the Performance Hurdle Date, and one-fifth (1/5) of the RSUs will be paid out in Stock on the Performance Hurdle Date and an additional one-fifth (1/5) of the RSUs will be paid out in Stock on the first, second, third, and fourth annual anniversary dates of the Performance Hurdle Date (each, a "Payout Date"), subject to the Quality Review (as defined below) on each of the Performance Hurdle Date and the Payout Dates. If the Board determines that the results of the Quality Review are satisfactory, one hundred (100%) of the amount of RSUs payable on the Performance Hurdle Date or that Payout Date will be paid to the Executive in Stock.

(b)
If the Board determines that the results of the Quality Review are unsatisfactory: (1) fifty percent (50%) of the amount of RSUs payable on the Performance Hurdle Date or that Payout Date will be paid to the Executive in Stock; (2) twenty-five percent (25%) of the amount of RSUs that would have paid out on the Performance Hurdle Date or that Payout Date will be forfeited by the Executive and (3) another twenty-five percent (25%) portion of the RSUs that would have otherwise paid out on the Performance Hurdle Date or that Payout Date (the "Carry Forward RSUs") will be held back until the next following Payout Date. On the Payout Date next following the Performance Hurdle Date or a Payout Date on which the Board had determined that the results of the Quality Review were unsatisfactory and held back a portion of the RSUs (a "Subsequent Payout Date"), the Board again will conduct a Quality Review.

(c)
On any Subsequent Payout Date, the Board will conduct a Quality Review and determine if the results of the Quality Review are satisfactory. If satisfactory, the Carry Forward RSUs will be paid out on that Subsequent Payout Date, in addition to any amounts scheduled to be paid out under Section 4(a) on that Payout Date. If the Board determines the results of the Quality Review are not satisfactory, the Carry Forward RSUs will be combined with the RSUs that are due to be paid out on the Subsequent Payout Date, and (1) fifty percent (50%) of the combined RSUs will be paid out to the Executive in Stock; (2) twenty-five percent (25%) of the combined RSUs will be forfeited by the Executive; and (3) another twenty-five percent (25%) of the combined RSUs will become Carry Forward RSUs and will be held back until the following Payout Date.

(d)	"Quality Review" means the review of the factors described in Attachment A.

(e)
If the Board determines the results of the Quality Review are not satisfactory on the fourth and final Payout Date, all remaining RSUs that are or would have become Carry Forward RSUs will be forfeited.

(f)
Notwithstanding the foregoing, upon the Retirement (defined below) of the Executive after the Performance Hurdle has been attained, any unpaid RSUs, including Carry Forward RSUs, but not RSUs that had been forfeited before the Executive’s Retirement under Section 4(b) or (c) above, will continue to be paid in accordance with the schedule described above (but shall not be subject to any Quality Review) until Executive attains age sixty-seven (67), at which time the Executive will be paid out all remaining unpaid RSUs in full. For purposes of this Agreement, "Retirement" is defined as a termination of the Executive’s employment for any reason other than Cause after the Executive has both attained sixty-five (65) years of age and completed at least ten (10) years of service with the Company and its Affiliates. Following Retirement, (1) all payouts will be made without regard to any Quality Review, and (2) the Executive may only continue to receive payouts as long as the Executive adheres to the terms of the non-compete and other restrictive covenant provisions contained in this Agreement and any employment agreement between the Executive and the Company or an Affiliate.

Section 5.Death, Disability or Change in Control. If the Performance Hurdle has not been attained on or before the date of (i) the Executive’s death or Disability or (ii) a Change in Control (each of (i) and (ii), a "Trigger Event" and the date on which any such Trigger Event occurs, a "Trigger Date"), and on the Trigger Date, the price per share is:

(a)	Less than $26.00 per share, one-third (1/3) of the RSUs will vest and become payable on the Trigger Date, without regard to any Quality Review, and the remainder of the RSUs will be forfeited; or

(b)
Equal to or greater than $26.00 per share, two-thirds (2/3) of the RSUs will vest and become payable on the Trigger Date, without regard to any Quality Review, and the remainder of the RSUs will be forfeited.

If the Performance Hurdle Date has occurred on or before the Trigger Date, any unpaid RSUs under Section 4 above, including Carry Forward RSUs, but not RSUs that had been forfeited before the Trigger Date under Section 4(b) or (c) above, will be accelerated and paid as soon as practicable after Trigger Date, without regard to any Quality Review; provided that if the Trigger Event giving rise to the acceleration described in this Section 5 is a Change in Control that is not a change in the ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of corporation within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations (a "409A Change in Control"), then any payment which would have been made on any Payment Date without regard to any Quality Review will not be paid until the earliest to occur of (i) the date on which the payment would otherwise have been made in absence of the Change in Control, (ii) the termination of the Executive’s employment with the Company for any reason other than Cause, and (iii) a 409A Change in Control.

For purposes of this Agreement, "Change in Control" is defined as (i) the occurrence of a "Change in Control" as defined by the Plan, (ii) MatlinPatterson Global Advisors LLC or its affiliates ceasing to be the beneficial owner, either directly or indirectly, of at least thirty percent (30%) of the Stock, or (iii) a person or entity other than MP Thrift Investments L.P. or its affiliates (together, "MatlinPatterson") becomes entitled, under an agreement to which the Company is a party, to appoint to the Board a number of directors equal to or greater than the number of directors MatlinPatterson is then entitled to appoint under an agreement to which the Company is a party.

Section 6.Withholding Taxes. On the Performance Hurdle Date and each Payout Date, the Company shall have the right to withhold all applicable federal, state or local taxes of any kind that are required by law to be withheld with respect to the distribution of shares of Stock. The Executive may elect to have such tax withholding satisfied, in whole or in part, by (a) authorizing the Company to withhold a number of shares of Stock to be issued in settlement of a RSU with a Fair Market Value (determined as of the date of payment of the Stock) equal to the amount of the required withholding tax, (b) transferring to the Company shares of Stock owned by the Executive with a Fair Market Value (determined as of the date of payment of the Stock) equal to the amount of the required withholding tax, (c) payment of cash, and/or (d) if the Executive is employed by the Company at the time such withholding is effected, by withholding from the Executive’s then-current cash compensation equal to the amount of the required withholding tax. The Executive’s satisfaction of any tax withholding requirements imposed by the Board shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to pay any amounts in settlement of vested RSUs. Any Executive who surrenders previously owned shares of Stock to satisfy withholding obligations incurred in connection with the RSUs must comply with the applicable provisions of Rule 16b-3 of the Exchange Act, if applicable.

Section 7.Code Section 280G. If a Change in Control occurs and payments are made under this Agreement, and the aggregate of the RSUs awarded to the Executive that vest under this Agreement, and all payments under any other agreement, plan, program or policy of the Company in connection with such Change in Control ("Total Payments") will be subject to an excise tax under the provisions of Code Section 4999 ("Excise Tax"), the Total Payments shall be reduced so that the maximum amount of the Total Payments (after reduction) will be one dollar ($1.00) less than the amount that would cause the Total Payments to be subject to the Excise Tax; provided, however, that the Total Payments shall only be reduced to the extent the after-tax value of amounts received by the Executive after application of the above reduction would exceed the after-tax value of the Total Payments received by the Executive without application of such reduction. In making any determination as to whether the Total Payments would be subject to an Excise Tax, consideration shall be given to whether any portion of the Total Payments could reasonably be considered, based on the relevant facts and circumstances, to be reasonable compensation for services rendered (whether before or after the consummation of the applicable Change in Control).

Section 8.Transferability of RSUs. The Executive may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the RSUs, other than by will or the laws of descent and distribution. Any effort to assign or transfer the RSUs or the rights under this Agreement will be wholly ineffective, and will be grounds for termination by the Board of all rights of the Executive under this Agreement.

Section 9.No Right to Continued Service. Neither this Agreement nor the Plan shall confer upon the Executive any right to continue as an employee of the Company or an Affiliate. Further, nothing in this Agreement or the Plan shall be construed to limit the right of the Company to terminate the Executive’s employment at any time, with or without cause.

Section 10.Adjustments. In the event that any change in the outstanding shares of Stock of the Company (including an exchange in Stock for stock or other securities of another corporation) occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange in shares or other similar corporate changes, other than for consideration received by the Company, the number of shares of RSUs awarded hereunder, and the Performance Hurdle, shall be appropriately adjusted by the Committee, in good faith, in its sole and absolute discretion, whose determination shall be conclusive, final and binding; provided, however, that fractional shares shall be rounded to the nearest whole share. In the event of any other change in the Stock, the Committee shall determine, in good faith, in its sole discretion whether such change equitably requires a change in the number or type of the shares of stock subject to the RSUs awarded hereunder, or in the Performance Hurdle, and any adjustment made by the Committee shall be conclusive, final, and binding.

Section 11.Restrictive Covenants. The Executive acknowledges and agrees that the services provided by the Executive to the Company and its Affiliates are of a special, unique and extraordinary nature, and that the restrictions contained in this Section are necessary to prevent the use and disclosure of Confidential Information and to protect other legitimate business interests of the Company and its Affiliates. The Executive acknowledges that all of the restrictions in this Section are reasonable in all respects, including duration, territory and scope of activity. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of this Section 11 are unreasonable or overbroad, the Company and the Executive expressly allow such court to reform this Agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed. The Executive agrees that the restrictions contained in this Section shall be construed as separate agreements independent of any other provision of this Agreement or any other agreement between the Executive and the Company or its Affiliates.

(a)
Confidentiality. In the course of the Executive’s performing his duties for the Company and its Affiliates, the Company expects to provide the Executive with various proprietary, confidential and trade secret information of the Company and its Affiliates. Such proprietary, confidential and trade secret information may include, but not be limited to, any database of customer accounts; any customer, supplier and distributor list; customer profiles; information regarding sales and marketing activities and strategies; trade secrets; data regarding technology, products and services; information regarding pricing, pricing techniques and procurement; financial data and forecasts regarding the Company and customers, suppliers and distributors of the Company; software programs and intellectual property (collectively, "Confidential Information"). All Confidential Information shall be and remain the sole property of the Company and its assigns, and the Company shall be and remain the sole owner of all patents, copyrights, trademarks, names and other rights in connection therewith and without regard to whether the Company is at any particular time developing or marketing the same. The Executive acknowledges that the Confidential Information is a valuable, special and unique asset of the Company and its Affiliates and that his access to and knowledge of the Confidential Information is essential to the performance of his duties as an employee of the Company and its Affiliates. In light of the competitive nature of the business in which the Company and its Affiliates are engaged, the Executive agrees that he will, both during his employment or service with the

Company and its Affiliates and thereafter, maintain the strict confidentiality of all Confidential Information known or obtained by him or to which he has access in connection with his employment by or service with the Company and that he will not, without prior written consent of the Board, for and on behalf of the Company, (i) disclose any Confidential Information to any person or entity (other than in proper performance of his duties hereunder) or (ii) make any use of any Confidential Information for his own purposes or for the direct or indirect benefit of any person or entity other than the Company or its Affiliates. Confidential Information shall not be deemed to include information that (w) becomes generally available to the public through no fault of the Executive, (x) is previously known by the Executive prior to his receipt of such information from the Company, (y) becomes available to the Executive on a non-confidential basis from a source which, to the Executive’s knowledge, is not prohibited from disclosing such information by legal, contractual or fiduciary obligation to the Company or (z) is required to be disclosed in order to comply with any applicable law or court order. Immediately upon termination of the Executive’s employment or at any other time upon the Company’s request, the Executive will return to the Company all memoranda, notes and data, computer software and hardware, records or other documents compiled by the Executive or made available to the Executive during the Executive’s employment with the Company concerning the Business of the Company, including without limitation, all files, records, documents, lists, equipment, supplies, promotional materials, keys, phone or credit cards and similar items and all copies thereof or extracts therefrom.

(b)
No Competition. During the Executive’s employment with the Company or its Affiliates and for a period of one (1) year following termination of the Executive’s employment for any reason, but only if at least a portion of the RSUs has vested, the Executive agrees that the Executive shall not, on behalf of the Executive or for others, directly or indirectly (whether as employee, consultant, investor, partner, sole proprietor or otherwise), be employed by, perform any services for, or hold any ownership interest in any business engaged in the business of obtaining funds in the form of deposits and wholesale borrowings and investing those funds in single-family mortgages and other types of loans (the "Business of the Company") in any state of the United States where the Company is doing business. In addition, to the extent the one-year period following termination has elapsed, but the Executive is still entitled to payouts under this Agreement, the one-year period shall be extended until the final payout of RSUs. The parties agree that this provision shall not prohibit the ownership by the Executive, solely as an investment, of securities of a person engaged in the Business of the Company if (i) the Executive is not an "affiliate" (as such term is defined in Rule 12b-2 of the regulations promulgated under the Exchange Act) of the issuer of such securities, (ii) such securities are publicly traded on a national securities exchange and (iii) the Executive does not, directly or indirectly, beneficially own more than two percent (2%) of the class of which such securities are a part.

(c)
No Solicitation of Employees. The Executive agrees that, both during the Executive’s employment with the Company and for a period of one (1) year following termination of the Executive’s employment with the Company for any reason, the Executive will not, directly or indirectly, on behalf of the Executive or any other person or entity, hire, engage or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six (6) months preceding the Executive’s termination of employment with the Company was actively employed) by the Company, except for rehire by the Company. This includes, but is not limited to, inducing or attempting to induce, or influence or attempting to influence, any person employed by the Company to terminate his or her employment with the Company.

(d)
No Solicitation of Customers. The Executive agrees that, both during the Executive’s employment with the Company and for a period of one (1) year following termination of the Executive’s employment with the Company and its Affiliates for any reason, the Executive will not directly, on behalf of any competitor of the Company in the Business of the Company, solicit the business of any entity within the United States who is known by the Executive to be a customer of the Company or its Affiliates.

(e)	Survival. The obligations and provisions contained in this Section shall survive the Executive’s separation from service and this Agreement and shall be fully enforceable thereafter.

Section 12.Company Policies; Forfeiture.

(a)
The Executive agrees that the grant of RSUs and the shares of Stock issued upon vesting of the RSUs will be subject to any applicable clawback or recoupment policies, insider trading policies, policies related to confidential information and assignment of intellectual property, stock ownership guidelines and other policies that may be implemented or amended by the Company, from time to time. This provision may be modified pursuant to any applicable laws or regulations.

(b)
Notwithstanding anything to the contrary in this Agreement, the Executive agrees that during the Executive’s employment or other service with the Company or an Affiliate and thereafter, if the Executive violates any of the restrictive covenants under Section 11 above, irrespective of whether the restrictive covenant is enforceable under applicable law, immediately upon demand by the Company, in addition to any other remedy that may apply under any employment agreement, the law or otherwise, the Executive shall return to the Company the RSUs under this Agreement and the proceeds resulting from a sale of Stock received under this Agreement during the twelve- (12-) month period ending on the Executive’s date of termination.

Section 13.Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Executive at the address most recently provided by the Executive to the Company.

Section 14.Entire Agreement; Amendments. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Board shall have authority, subject to the express provisions of this Agreement, to interpret this Agreement, to establish, amend, and rescind any rules and regulations relating to this Agreement, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of this Agreement. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Board under the provisions of this Section shall be final, conclusive, and binding for all purposes. Except as otherwise provided in this Section, any amendment of this Agreement that materially adversely affects the Executive shall require the written consent of the Executive.

Section 15.Successors and Assigns. This Agreement and the award of RSUs hereunder are personal to the Executive and shall not be assignable by the Executive other than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable by the Company except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.
Section 16.No Impact on Other Benefits. The value of the Executive’s RSUs is not part of the Executive’s compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Section 17.Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

Section 18.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, as such, laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce the terms of, this Agreement shall be resolved exclusively in the courts of the State of Michigan, including the Federal Courts located therein (should Federal jurisdiction exist).

Section 19.Code Section 409A. Notwithstanding anything herein to the contrary, this Agreement and the award of RSUs hereunder are intended to comply with the requirements of Code Section 409A, and shall be interpreted and administered in accordance with such intent. Should any provision of this Agreement be found not to comply with, or otherwise not be exempt from, the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Executive, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. Each payment or distribution of Stock made under this Agreement shall be designated as a separate payment within the meaning of Code Section 409A. Any payment or distribution that is subject to Code Section 409A and payable upon the Executive’s termination of employment or other similar event shall not be made unless the Executive has experienced a "separation from service" as defined under Code Section 409A. Any payment subject to Section 409A that is to be made upon a "separation from service" to the Executive on any date when the Executive is a "specified employee" as defined under Code Section 409A shall not be paid before the date that is six (6) months following the Executive’s "separation from service" or, if earlier, the Executive’s death. Notwithstanding anything in this Agreement to the contrary, the Executive shall be solely responsible for the tax consequences of the RSUs, and in no event shall the Company have any responsibility or liability if any payment under this Agreement is subject to and/or fails to comply with the requirements of Code Section 409A. The Company will settle and pay out any RSUs within two and one-half (2½) months following the end of the year in which the Executive’s right to the RSUs is no longer subject to a substantial risk of forfeiture.

Section 20.Headings. The headings and captions in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

Section 21.No Limitation on the Company’s Rights. The awarding of RSUs under this Agreement shall not and will not in any way affect the rights or powers of the Company or its Affiliates to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

Section 22.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

Section 23.Acceptance. As a condition of receiving this Award, the Executive agrees that the Committee, and to the extent that authority is afforded to the Board, the Board, shall have full and final authority to construe and interpret this Agreement, and to make all other decisions and determinations as may be required under this Agreement as they may deem necessary or advisable for administration of this Agreement, and that all such interpretations, decisions and determinations shall be final and binding on the Executive, the Company and all other interested persons. Any dispute regarding the interpretation of this Agreement shall be submitted by the Executive or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Executive and the Company.

This Agreement is executed by the Company and the Executive as of the date and year first written above.

EXECUTIVE                            FLAGSTAR BANCORP, INC.

______________________________            By: __________________________________
Its: __________________________________

ATTACHMENT A

Quality Review for the Executive Long-Term Incentive Program

In conducting its Quality Review on each of the Performance Hurdle Date and the Payout Dates, the Board of Directors will measure performance relative to the Company peer group (listed below) with respect to the following two metrics:

Asset Quality: NPA Ratio (Non-Performing Assets / Total Assets)

Liquidity: Core Deposit Ratio (Total Deposits less Certificates of Deposits > $250,000 and excluding Brokered Deposits / Total Assets)

These metrics are measured on a pass/fail basis using the scale below. The Quality Review will be based on the publicly available metrics of the Company and the Company peer group as of the 12 month period ending on the last day of the most recently completed calendar quarter. If the Company has "passed" one or both of the metrics, then the Quality Review is satisfactory and all RSUs due to be paid are released to the Executive. If the Company has "failed" both metrics, then the Quality Review is not satisfactory and accordingly, the RSUs shall be paid, forfeited and/or carried forward in accordance with the terms of the Program.

Peer Group:

•	Associated Banc-Corp

•	BOK Financial Corp.

•	EverBank Financial

•	First Horizon National Corp.

•	First Niagara Financial Group

•	FirstMerit

•	Hilltop Holdings

•	HomeStreet

•	MB Financial

•	Nationstar Mortgage Holdings

•	PennyMac Financial Services

•	PHH

•	Talmer Bancorp

•	TCF Financial

•	Texas Capital BancShares

•	Umpqua Holdings

•	Walter Investment Management

•	Wintrust Financial Corp.